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                                                                   Exhibit 10.60



                                                                  CONFORMED COPY

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                           PURCHASE AND SALE AGREEMENT

                          Dated as of November 30, 2001

                          As Amended by AMENDMENT NO. 1

                           Dated as of August 29, 2003

                                     between

                            UGI ENERGY SERVICES, INC.

                                       and

                       ENERGY SERVICES FUNDING CORPORATION



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      THIS PURCHASE AND SALE AGREEMENT (this "Agreement"), dated as of November
30, 2001, as amended by Amendment No. 1, dated as of August 29, 2003, is entered into between UGI ENERGY SERVICES, INC. (the "Originator"), a Pennsylvania corporation, and ENERGY SERVICES FUNDING CORPORATION, a Delaware corporation (the "Company").

                                   DEFINITIONS

      Unless otherwise indicated herein, capitalized terms used in this Agreement are defined in Exhibit I to the Receivables Purchase Agreement of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time, the "Receivables Purchase Agreement") among the Company, as the Seller; UGI Energy Services, Inc. (individually, "UGI"), as the initial Servicer; Market Street Funding Corporation; and PNC Bank, National Association, as the Administrator. All references herein to months are to calendar months unless otherwise expressly indicated.

                                   BACKGROUND:

      1. The Company is a special purpose corporation, the issued and outstanding shares of which are owned by the Originator;

      2. The Originator generates Receivables in the ordinary course of its business;

      3. The Originator, in order to finance its business, wishes to sell or contribute, as the case may be, Receivables to the Company, and the Company is willing to purchase or accept Receivables, as the case may be, from the Originator, on the terms and subject to the conditions set forth herein; and

      4. The Originator and the Company intend this transaction to be an absolute and irrevocable true sale and conveyance of Receivables by the Originator to the Company, providing the Company with the full benefits of ownership of the Receivables, and the Originator and the Company do not intend the transactions hereunder to be characterized as a loan from the Company to the Originator.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I
                         AGREEMENT TO PURCHASE AND SELL

      SECTION 1.1 Agreement To Purchase and Sell. On the terms and subject to the conditions set forth in this Agreement, the Originator, severally and for itself, agrees to sell to the Company, and the Company agrees to purchase from the Originator, from time to time on or after the Closing Date, but before the Purchase and Sale Termination Date, all of the Originator's right, title and interest in and to:
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            (a) each Receivable of the Originator that existed and was owing to the Originator at the closing of the Originator's business on December 3, 2001 (the "Cut-off Date") other than Receivables contributed pursuant to Section 3.1 (the "Contributed Receivables");

            (b) each Receivable generated by the Originator from and including the Cut-off Date to and including the Purchase and Sale Termination Date (other than any Receivable later contributed pursuant to the second sentence of Section 3.1(a));

            (c) all rights to, but not the obligations of the Originator under, all Related Security;

            (d) all monies due or to become due to the Originator with respect to any of the foregoing;

            (e) all books and records of the Originator related to any of the foregoing, and all rights, remedies, powers, privileges, title and interest of the Originator in each lock-box and related lock-box address and account to which Collections are sent, all amounts on deposit therein, all certificates and instruments, if any, from time to time evidencing such accounts and amounts on deposit therein, and all related agreements between the Originator and each Lock-Box Bank; and

            (f) all collections and other proceeds and products of any of the foregoing (as defined in the applicable UCC) that are or were received by the Originator on or after the Cut-off Date, including, without limitation, all funds which either are received by the Originator, the Company or the Servicer from or on behalf of the Obligors in payment of any amounts owed (including, without limitation, invoice price, finance charges, interest and all other charges) in respect of Receivables, or are applied to such amounts owed by the Obligors (including, without limitation, any insurance payments that the Originator or the Servicer applies in the ordinary course of its business to amounts owed in respect of any Receivable, and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligors in respect of Receivables or any other parties directly or indirectly liable for payment of such Receivables).

All purchases and contributions hereunder are absolute and irrevocable and shall be made without recourse except as expressly provided in Sections 3.3, 3.4 and 9.1, but shall be made pursuant to, and in reliance upon, the representations, warranties and covenants of the Originator set forth in this Agreement and each other Transaction Document. No obligation or liability to any Obligor on any Receivable is intended to be, or shall be, assumed by the Company hereunder, and any such assumption is expressly disclaimed. The Company's foregoing commitment to purchase Receivables and the proceeds and rights described in clauses (c) through (f) (collectively, the "Related Rights") is herein called the "Purchase Facility."

In connection with the transfer of ownership or the grant of the security interest in the Receivables and Related Rights, by signing this Agreement in the space provided, the Originator hereby authorizes the filing of all applicable UCC financing statements in all necessary jurisdictions.

      SECTION 1.2 Timing of Purchases.


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            (a) Closing Date Purchases. The Originator's entire right, title and interest in, to and under (i) each Receivable that existed and was owing to the Originator at the Cut-off Date (other than Contributed Receivables), (ii) all Receivables created by the Originator from and including the Cut-off Date, to and including the Closing Date (other than Contributed Receivables), and (iii) all Related Rights with respect thereto automatically shall be deemed to have been sold by the Originator to the Company on the Closing Date.

            (b) Subsequent Purchases. After the Closing Date, until the Purchase and Sale Termination Date, each Receivable and the Related Rights generated by the Originator shall be, and shall be deemed to have been, sold by the Originator to the Company immediately (and without further action) upon the creation of such Receivable.

      SECTION 1.3 Consideration for Purchases. On the terms and subject to the conditions set forth in this Agreement, the Company agrees to make Purchase Price payments to the Originator in accordance with Article III and to reflect all contributions in accordance with Section 3.1.

      SECTION 1.4 Purchase and Sale Termination Date. The "Purchase and Sale Termination Date" shall be the earlier to occur of (a) the date the Purchase Facility is terminated pursuant to Section 8.2 and (b) the Facility Termination Date.

      SECTION 1.5 Intention of the Parties. It is the express intent of the parties hereto that the transfers of the Receivables, Contributed Receivables and Related Rights by the Originator to the Company, as contemplated by this Agreement, be treated as true, final, absolute and irrevocable sales or contributions, as applicable (without recourse except as expressly provided in Sections 3.3, 3.4 and 9.1), of all of the Originator's legal and equitable right, title and interest in, to and under the Receivables or the Contributed Receivables, as applicable, and Related Rights. If, however, notwithstanding the intent of the parties, such transactions are deemed to be loans, the Originator hereby grants to the Company a first priority security interest in all of the Originator's right, title and interest in and to: (i) the Receivables, Contributed Receivables and the Related Rights now existing and hereafter created by the Originator, (ii) all monies due or to become due and all amounts received with respect thereto, (iii) all books and records of the Originator related to any of the foregoing, and all rights, remedies, powers, privileges, title and interest of the Originator in each lock-box and related lock-box address and account to which Collections are sent, all amounts on deposit therein, all certificates and instruments, if any, from time to time evidencing such accounts and amounts on deposit therein, and all related agreements between the Originator and each Lock-Box Bank, and (iv) all proceeds and products of any of the foregoing to secure all of the Originator's obligations hereunder.

                                   ARTICLE II
                 PURCHASE REPORT; CALCULATION OF PURCHASE PRICE

      SECTION 2.1 Purchase Report. On the Closing Date and on each Settlement Date, the Servicer shall deliver to the Company and the Originator a report in substantially the form of Exhibit A (each such report being herein called a "Purchase Report") setting forth, among other things:


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            (a) Receivables purchased by the Company from the Originator on the
Closing Date (in the case of the Purchase Report to be delivered on the Closing
Date);

            (b) Receivables purchased by the Company from the Originator during the period commencing on, and including, the Settlement Date immediately preceding such Settlement Date to (but not including) such Settlement Date (in the case of each subsequent Purchase Report); and

            (c) the calculations of reductions of the Purchase Price for any Receivables as provided in Section 3.3 (a) and (b).

      SECTION 2.2 Calculation of Purchase Price. The "Purchase Price" to be paid to the Originator (or in the case of Contributed Receivables, the amount to be recognized as a capital contribution) for the Receivables that are hereunder purchased from or contributed by, as the case may be, the Originator shall be determined in accordance with the following formula:

            PP        =   OB x FMVD

            where:

            PP        =   Purchase Price for each Receivable as calculated on
                          the relevant Payment Date.

            OB        =   The Outstanding Balance of such Receivable on the
                          relevant Payment Date.

            FMVD      =   Fair Market Value Discount, as measured on such
                          Payment Date, which is equal to the quotient
                          (expressed as percentage) of (a) one divided by (b) the sum of (i) one, plus (ii) the product of (A) the Prime Rate on such Payment Date plus 0.25% and (B) a fraction, the numerator of which is the Turnover Rate
                          (calculated as of the last day of the Settlement
                          Period next preceding such Payment Date) and the denominator of which is 12.

      "Payment Date" means (i) the Closing Date and (ii) each Business Day thereafter that the Originator is open for business.

      "Prime Rate" means a per annum rate equal to the "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal or if such information ceases to be published in The Wall Street Journal, such other publication as determined by the Administrator in its reasonable discretion.

                                  ARTICLE III
                            PAYMENT OF PURCHASE PRICE

      SECTION 3.1 Contribution of Receivables and Initial Purchase Price
Payment.

            (a) On the Closing Date, UGI shall, and hereby does, irrevocably and absolutely contribute to the capital of the Company Receivables and Related Rights consisting of

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each Receivable of UGI that existed and was owing to UGI on the Closing Date beginning with the oldest of such Receivables and continuing chronologically thereafter such that the aggregate Outstanding Balance of all such Contributed Receivables shall be not less than $4,000,000. Notwithstanding anything in this Agreement to the contrary, UGI shall not be prevented from contributing Receivables to the Company from time to time. Contributions made in connection with the immediately preceding sentence (i) shall have no effect on the aggregate Purchase Price of any Receivables sold by UGI to the Company on the date of such contribution and (ii) shall not affect the aggregate outstanding balance of any Company Note.

            (b) On the terms and subject to the conditions set forth in this Agreement, the Company agrees to pay to the Originator the Purchase Price for the purchase to be made from the Originator on the Closing Date partially in cash (in an amount to be agreed between the Company and the Originator and set forth in the initial Purchase Report) and partially by issuing a promissory note in the form of Exhibit B to the Originator with an initial principal balance equal to the remaining Purchase Price (each such promissory note, as it may be amended, supplemented, endorsed or otherwise modified from time to time, together with all promissory notes issued from time to time in substitution therefor or renewal thereof in accordance with the Transaction Documents, each being herein called a "Company Note").

      SECTION 3.2 Subsequent Purchase Price Payments. On each Payment Date subsequent to the Closing Date, on the terms and subject to the conditions set forth in this Agreement, the Company shall pay to the Originator the Purchase Price for the Receivables generated by the Originator on such Payment Date and sold to the Company hereunder:

            (a) First, in cash to the extent the Company has cash available therefor; and

            (b) Second, to the extent any portion of the Purchase Price remains unpaid, the principal amount outstanding under the applicable Company Note shall be increased by an amount equal to such remaining Purchase Price.

The Servicer shall make all appropriate record keeping entries with respect to each of the Company Notes to reflect the foregoing payments and reductions made pursuant to Section 3.3, and in the absence of manifest error the Servicer's books and records shall constitute rebuttable presumptive evidence of the principal amount of, and accrued interest on, each of the Company Notes at any time. Furthermore, the Servicer shall hold the Company Notes for the benefit of the Originator. The Originator hereby irrevocably authorizes the Servicer to mark the Company Notes "CANCELED" and to return such Company Notes to the Company upon the final payment thereof after the occurrence of the Purchase and Sale Termination Date.

      SECTION 3.3 Settlement as to Specific Receivables and Dilution.

            (a) If, on the day of purchase or contribution of any Receivable from the Originator hereunder, any of the representations or warranties set forth in Sections 5.4 and 5.12 are not true with respect to such Receivable or as a result of any action or inaction of the Originator, on any subsequent day, any of such representations or warranties set forth in Sections 5.4 and 5.12 are no longer true with respect to such Receivable, then the Purchase Price (or in the case of a Contributed Receivable, the capital contribution with respect to such Receivable (the

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"Contributed Value")), with respect to such Receivable shall be reduced by an amount equal to the Outstanding Balance of such Receivable and shall be accounted to the Originator as provided in clause (c) below; provided, that if the Company thereafter receives payment on account of Collections due with respect to such Receivable, the Company promptly shall deliver such funds to the Originator.

            (b) If, on any day, the Outstanding Balance of any Receivable (including any Contributed Receivable) purchased or contributed hereunder is reduced or adjusted as a result of any defective, rejected, returned goods or services, or any discount or other adjustment made by the Originator, the Company or the Servicer or any setoff or dispute between the Originator or the Servicer and an Obligor as indicated on the books of the Company (or, for periods prior to the Closing Date, the books of the Originator), then the Purchase Price or Contributed Value, as the case may be, with respect to such Receivable shall be reduced by the amount of such net reduction and shall be accounted to the Originator as provided in clause (c) below.

            (c) Any reduction in the Purchase Price or Contributed Value of any Receivable pursuant to clause (a) or (b) above shall be applied as a credit for the account of the Company against the Purchase Price of Receivables subsequently purchased by or contributed to the Company from the Originator hereunder; provided, however if there have been no purchases of Receivables from the Originator (or insufficiently large purchases of Receivables) to create a Purchase Price sufficient to so apply such credit against, the amount of such credit: (i) shall be paid in cash to the Company by the Originator in the manner and for application as described in the following proviso, or (ii) shall be deemed to be a payment under, and shall be deducted from the principal amount outstanding under, the Company Note payable to the Originator;

provided, further, that at any time (y) when a Termination Event or Unmatured Termination Event exists under the Receivables Purchase Agreement or (z) on or after the Purchase and Sale Termination Date, the amount of any such credit shall be paid by the Originator to the Company by deposit in immediately available funds into the relevant Lock-Box Account for application by the Servicer to the same extent as if Collections of the applicable Receivable in such amount had actually been received on such date.

      SECTION 3.4 Reconveyance of Receivables. In the event that the Originator has paid to the Company the full Outstanding Balance of any Receivable pursuant to Section 3.3, the Company shall reconvey such Receivable to the Originator, without representation or warranty, but free and clear of all liens, security interests, charges, and encumbrances created by the Company.

                                   ARTICLE IV
                             CONDITIONS OF PURCHASES

      SECTION 4.1 Conditions Precedent to Initial Purchase. The initial purchase hereunder is subject to the condition precedent that the Servicer (on the Company's behalf) shall have received, on or before the Closing Date, the following, each (unless otherwise indicated) dated the Closing Date, and each in form and substance satisfactory to the Servicer (acting on the Company's behalf):


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            (a) An Originator Assignment Certificate in the form of Exhibit C from the Originator, duly completed, executed and delivered by the Originator;

            (b) A copy of the resolutions of the Board of Directors of the Originator approving the Transaction Documents to be delivered by it and the transactions contemplated hereby and thereby, certified by the Secretary or Assistant Secretary of the Originator;

            (c) Good standing or validly subsisting certificates for the Originator issued as of a recent date acceptable to the Servicer by the Secretary of State of the jurisdiction of the Originator's organization and each jurisdiction where the Originator is qualified to transact business;

            (d) A certificate of the Secretary or Assistant Secretary of the Originator certifying the names and true signatures of the officers authorized on such Person's behalf to sign the Transaction Documents to be delivered by it (on which certificate the Servicer and the Company may conclusively rely until such time as the Servicer shall receive from such Person a revised certificate meeting the requirements of this clause (d));

            (e) Copies of the certificate or articles of incorporation or other organizational document of the Originator duly certified by the Secretary of State of the jurisdiction of the Originator's organization as of a recent date, together with a copy of the by-laws of the Originator, each duly certified by the Secretary or an Assistant Secretary of the Originator;

            (f) Originals of the proper financing statements (Form UCC-1) that have been duly executed and name the Originator as the debtor/seller and the Company as the secured party/purchaser (and the Issuer, as assignee of the Company) of the Receivables generated by the Originator as may be necessary or, in the Servicer's or the Administrator's opinion, desirable under the UCC of all appropriate jurisdictions to perfect the Company's ownership interest in all Receivables and such other rights, accounts, instruments and moneys (including, without limitation, Related Security) in which an ownership or security interest may be assigned to it hereunder;

            (g) A written search report from a Person satisfactory to the Servicer listing all effective financing statements that name the Originator as debtor or seller and that are filed in the jurisdictions in which filings were made pursuant to the foregoing clause (f), together with copies of such financing statements (none of which, except for those described in the foregoing clause (f), shall cover any Receivable or any Related Rights which are to be sold to the Company hereunder), and tax and judgment lien search reports from a Person satisfactory to the Servicer showing no evidence of such liens filed against the Originator;

            (h) A favorable opinion of Morgan, Lewis & Bockius LLP, counsel to the Originator, in form and substance satisfactory to the Servicer and the Administrator;

            (i) [Intentionally Omitted.]

            (j) A certificate from an officer of the Originator to the effect that the Servicer and the Originator have placed on the most recent, and have taken all steps reasonably necessary to ensure that there shall be placed on each subsequent, data processing report that the

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Originator generates which are of the type that a proposed purchaser or lender would use to evaluate the Receivables, the following legend (or the substantive equivalent thereof): "THE RECEIVABLES DESCRIBED HEREIN HAVE BEEN CONTRIBUTED OR SOLD BY UGI ENERGY SERVICES, INC. TO ENERGY SERVICES FUNDING CORPORATION PURSUANT TO A PURCHASE AND SALE AGREEMENT, DATED AS OF NOVEMBER 30, 2001, AS MAY BE AMENDED FROM TIME TO TIME, BETWEEN UGI ENERGY SERVICES, INC. AND ENERGY SERVICES FUNDING CORPORATION, AS PURCHASER; AND AN UNDIVIDED, FRACTIONAL OWNERSHIP INTEREST IN THE RECEIVABLES DESCRIBED HEREIN HAS BEEN SOLD TO MARKET STREET FUNDING CORPORATION PURSUANT TO A RECEIVABLES PURCHASE AGREEMENT, DATED AS OF NOVEMBER 30, 2001 AS MAY BE AMENDED FROM TIME TO TIME, AMONG ENERGY SERVICES FUNDING CORPORATION, AS SELLER, UGI ENERGY SERVICES, INC., AS SERVICER, MARKET STREET FUNDING CORPORATION, AND PNC BANK, NATIONAL ASSOCIATION, AS ADMINISTRATOR"; and

            (k) Such other approvals, opinions or documents as the Administrator or the Issuer may reasonably request.

      SECTION 4.2 Certification as to Representations and Warranties. The Originator, by accepting the Purchase Price related to each purchase of Receivables generated by the Originator, shall be deemed to have certified that the representations and warranties contained in Article V are true and correct on and as of such day, with the same effect as though made on and as of such day.

      SECTION 4.3 Additional Originators. Additional Persons may be added as Originators hereunder, with the consent of the Company and the Administrator, provided that the following conditions are satisfied on or before the date of such addition:

            (a) The Servicer shall have given the Administrator and the Company at least thirty days prior written notice of such proposed addition and the identity of the proposed additional Originator and shall have provided such other information with respect to such proposed additional Originator as the Administrator may reasonably request;

            (b) such proposed additional Originator has executed and delivered to the Company and the Administrator an agreement substantially in the form attached hereto as Exhibit D (a "Joinder Agreement");

            (c) such proposed additional Originator has delivered to the Company and the Administrator each of the documents with respect to the Originator described in Sections 4.1 and 4.2;

            (d) the Administrator shall have received a written statement from each of Moody's and Standard & Poor's confirming that the addition of the Originator will not result in a downgrade or withdrawal of the current ratings of the Notes; and

            (e) the Purchase and Sale Termination Date shall not have occurred.


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                                   ARTICLE V
                REPRESENTATIONS AND WARRANTIES OF THE ORIGINATOR

      In order to induce the Company to enter into this Agreement and to make purchases hereunder, the Originator hereby makes, with respect to itself, the representations and warranties set forth in this Article V.

      SECTION 5.1 Organization and Valid Subsistence. The Originator has been duly incorporated or formed and is validly existing or subsisting as a corporation, limited liability company or partnership, as applicable, in good standing under the laws of its jurisdiction of incorporation or formation, with corporate power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted.

      SECTION 5.2 Due Qualification. The Originator is located and is qualified to transact business as a foreign corporation, limited liability company or partnership, as applicable, in good standing in all jurisdictions in which (a) the ownership or lease of its property or the conduct of its business requires such licensing or qualification (except for the District of Columbia and the State of New York, in which jurisdictions the Originator shall be qualified within 90 days after the Closing Date) and (b) the failure to be so licensed or qualified would be reasonably likely to have a Material Adverse Effect.

      SECTION 5.3 Power and Authority; Due Authorization. The Originator has (a) all necessary corporate power, authority and legal right (i) to execute and deliver, and perform its obligations under, each Transaction Document to which it is a party (including the use of the proceeds of the Purchase Price) and (ii) to generate, own, sell, contribute and assign Receivables on the terms and subject to the conditions herein and therein provided; and (b) duly authorized such execution and delivery and such sale, contribution and assignment and the performance of such obligations by all necessary corporate action.

      SECTION 5.4 Valid Sale; Binding Obligations. Each sale or contribution, as the case may be, of Receivables made by the Originator pursuant to this Agreement is and shall constitute an irrevocable and absolute valid sale or contribution, as the case may be, transfer, and assignment of Receivables to the Company, enforceable against creditors of, and purchasers from, the Originator; and this Agreement constitutes, and each other Transaction Document to be signed by the Originator, when duly executed and delivered by the Originator, will constitute, a legal, valid, and binding obligation of the Originator, enforceable against the Originator in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

      SECTION 5.5 No Violation. The consummation by the Originator of the transactions contemplated by this Agreement and the other Transaction Documents to be signed by the Originator, and the fulfillment by the Originator of the terms hereof or thereof, will not (a) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under (i) the Originator's certificate or articles of


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incorporation or bylaws, limited partnership agreements, articles of organization or limited liability company agreements, as applicable or (ii) any indenture, loan agreement, mortgage, deed of trust, or other similar agreement or instrument to which it is a party or by which it is bound, (b) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, loan agreement, mortgage, deed of trust, or other similar agreement or instrument, other than the Transaction Documents, or
(c) violate any law or any order, rule or regulation applicable to it of any court or of any state or foreign regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over it or any of its properties.

      SECTION 5.6 Proceedings. Except as set forth in Schedule 5.6, there is no action, suit, proceeding or investigation pending before any court, regulatory body, arbitrator, administrative agency, or other tribunal or governmental instrumentality (a) asserting the invalidity of any Transaction Document, (b) seeking to prevent the Originator from transferring any Receivable hereunder (or in the case such transfer does not constitute a sale or an absolute conveyance under any applicable law, from granting or maintaining the security interest in any Receivable) to the Company or the consummation of any of the transactions contemplated by any Transaction Document or (c) seeking any determination or ruling that is reasonably likely to have a Material Adverse Effect.

      SECTION 5.7 Bulk Sales Acts. No transaction contemplated hereby requires compliance with, or will be subject to avoidance under, any bulk sales act or similar law.

      SECTION 5.8 Government Approvals. Except for the filing of the UCC financing statements referred to in Article IV, all of which, at the time required in Article IV, shall have been duly made and shall be in full force and effect, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the Originator's due execution, delivery and performance of any Transaction Document to which it is a party.

      SECTION 5.9 Financial Condition.

            (a) Material Adverse Effect. Since September 30, 2001, no event has occurred that has had, or is reasonably likely to have, a Material Adverse Effect.

            (b) Solvent. On the date hereof, and on the date of each purchase hereunder (both before and after giving effect to such purchase), the Originator shall be Solvent.

      SECTION 5.10 Licenses, Contingent Liabilities, and Labor Controversies.

            (a) The Originator has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, which violation or failure to obtain would be reasonably likely to have a Material Adverse Effect.

            (b) There are no labor controversies pending against the Originator that have had (or are reasonably likely to have) a Material Adverse Effect.


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      SECTION 5.11 Margin Regulations. No use of any funds acquired by the
Originator under this Agreement will conflict with or contravene any of Regulations, T, U and X promulgated by the Federal Reserve Board from time to time.

      SECTION 5.12 Quality of Title.

            (a) Each Receivable of the Originator (together with the Related Rights with respect to such Receivable) which is to be sold to the Company hereunder is or shall be owned by the Originator, free and clear of any Adverse Claim, except as provided herein and in the Receivables Purchase Agreement. Whenever the Company makes a purchase or accepts a contribution hereunder, it shall have acquired and shall continue to have maintained a valid and perfected ownership interest (free and clear of any Adverse Claim) in all Receivables (except for those Receivables reconveyed to the Originator pursuant to Section 3.4) generated by the Originator and all Collections related thereto, and in the Originator's entire right, title and interest in and to the Related Rights with respect thereto.

            (b) No effective financing statement or other instrument similar in effect covering any Receivable generated by the Originator or any Related Rights is on file in any recording office except such as may be filed in favor of the Company or the Originator, as the case may be, in accordance with this Agreement or in favor of the Issuer in accordance with the Receivables Purchase Agreement.

            (c) Unless otherwise identified to the Company on the date of the purchase or contribution hereunder, each Receivable purchased hereunder is on the date of purchase or contribution an Eligible Receivable.

      SECTION 5.13 Accuracy of Information. All factual written information heretofore or contemporaneously furnished (and prepared) by the Originator to the Company or the Administrator for purposes of or in connection with any Transaction Document or any transaction contemplated hereby or thereby is, and all other such factual written information hereafter furnished (and prepared) by the Originator to the Company or the Administrator pursuant to or in connection with any Transaction Document will be, true and accurate in all material respects on the date as of which such information is dated or certified.

      SECTION 5.14 Offices. The Originator's principal place of business and chief executive office is located at the address set forth in Schedule 5.14A and the offices where the Originator keeps all its books, records and documents evidencing its Receivables, the related Contracts and all other agreements related to such Receivables are located at the addresses specified in Schedule 5.14B (or at such other locations, notified to the Servicer and the Administrator in accordance with Section 6.1(f)), in jurisdictions where all action required by Section 7.3 has been taken and completed. The Originator's organization type, jurisdiction of organization and organizational identification number are set forth on Schedule 5.14A.

      SECTION 5.15 Trade Names. The Originator does not use any trade name other than its actual corporate name and the trade names set forth in Schedule 5.15. From and after the date that fell five (5) years before the date hereof, except as set forth in Schedule 5.15, the Originator has not been known by any legal name other than its corporate name as of the date hereof, nor has the Originator been the subject of any merger or other corporate reorganization.

      SECTION 5.16 Taxes. The Originator has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

      SECTION 5.17 Compliance with Applicable Laws. The Originator is in compliance with the requirements of all applicable laws, rules, regulations and orders of all Governmental Authorities, a breach of any of which, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect.

      SECTION 5.18 Reliance on Separate Legal Identity. The Originator acknowledges that the Issuer and the Administrator are entering into the Receivables Purchase Agreement in reliance upon the Company's identity as a legal entity separate from the Originator.

      SECTION 5.19 Investment Company. The Originator is not an "investment company," or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940 as amended. In addition, the Originator is not a "holding company," a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      SECTION 5.20 Valid Contracts. Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                                   ARTICLE VI
                           COVENANTS OF THE ORIGINATOR

      SECTION 6.1 Affirmative Covenants. Until the latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding or the date on which all other amounts owed by the Originator under this Agreement or the Receivables Purchase Agreement to the Seller, the Issuer, the Administrator and any other Indemnified Party or Affected Person shall be paid in full, the Originator will, unless the Administrator and the Company shall otherwise consent in writing:

            (a) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders with respect to the Receivables generated by it and the Contracts and other agreements related thereto except where the failure to so comply would not materially and adversely affect the collectibility of such Receivables or the rights of the Company hereunder.

            (b) Preservation of Corporate Existence. Except as otherwise permitted in Section 6.3(e), preserve and maintain its existence as a corporation, partnership or limited liability company, as applicable, and all rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation, partnership or limited liability company, as applicable, in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would be reasonably likely to have a Material Adverse Effect.

            (c) Receivables Reviews. (i) From time to time during regular business hours as reasonably requested in advance by the Company or the Administrator (unless a Termination Event or an Unmatured Termination Event exists or there shall be a material variance in the performance of the Receivables), permit the Company or the Administrator, or their respective agents or representatives, (A) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in possession or under the control of the Originator relating to Receivables, including, without limitation, the related Contracts and purchase orders and other agreements related thereto, and (B) to visit the offices and properties of the Originator for the purpose of examining such materials described in clause (A) above and to discuss matters relating to Receivables originated by it or the performance hereunder with any of the officers or employees of the Originator having knowledge of such matters, and (ii) without limiting the foregoing clause (i) above, permit certified public accountants or other auditors acceptable to the Company and Administrator to conduct, at the Company's expense, a review of the Originator's books and records with respect to such Receivables, provided that the Company shall not pay for more than one audit per year unless a Termination Event has occurred and is continuing.

            (d) Keeping of Records and Books of Account. Maintain and implement administrative and operating procedures (including, without limitation, an ability to re-create records evidencing Receivables it generates in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of such Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable).

            (e) Performance and Compliance with Receivables and Contracts. Timely and fully perform and comply, in all material respects, with all provisions, covenants and other promises required to be observed by it under the Contracts and all other agreements related to the Receivables that it generates.

            (f) Location of Records. Keep its principal place of business and chief executive office, and the offices where it keeps its records concerning or related to Receivables, at the address(es) referred to in Schedule 5.14 or, upon 15 days' prior written notice to the Company and the Administrator, at such other locations in jurisdictions where all action required by Section 7.3 shall have been taken and completed.

            (g) Credit and Collection Policies. Comply in all material respects with its Credit and Collection Policy in connection with the Receivables that it generates and all Contracts and other agreements related thereto.

            (h) Post Office Boxes. Within 30 days of the Closing Date, the only post office boxes into which Obligors will have been directed to send payments are post office boxes in the name of the relevant Lock-Box Banks.

            (i) Transaction Documents. Comply in all material respects with the Transaction Documents to which it is a party.

            (j) Change Affecting UCC. At least 30 days before any change in the Originator's name or any other change requiring the amendment of UCC financing statements, provide to the Company and the Servicer notice setting forth such changes and the effective date thereof and, prior to the effectiveness of such change, take all steps necessary to amend such financing statements to reflect such change.

      SECTION 6.2 Reporting Requirements. Until the latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding or the date on which all other amounts owed by the Originator under this Agreement or the Receivables Purchase Agreement to the Seller, the Issuer, the Administrator and any other Indemnified Party or Affected Person shall be paid in full, the Originator will, unless the Servicer (on behalf of the Company) shall otherwise consent in writing, furnish to the Company and the Administrator:

            (a) Purchase and Sale Termination Events. As soon as possible after the Originator has knowledge of the occurrence of, and in any event within three Business Days after the Originator has knowledge of the occurrence of each Purchase and Sale Termination Event or each Unmatured Purchase and Sale Termination Event in respect of the Originator, the statement of the chief financial officer or chief accounting officer of the Originator describing such Purchase and Sale Termination Event or Unmatured Purchase and Sale Termination Event and the action that the Originator proposes to take with respect thereto, in each case in reasonable detail;

            (b) Proceedings. As soon as possible and in any event within three Business Days after the Originator otherwise has knowledge thereof, written notice of (i) material litigation, investigation or proceeding of the type described in Section 5.6 not previously disclosed to the Company and (ii) all materially adverse developments that have occurred with respect to any previously disclosed litigation, proceedings and investigations; and

            (c) Other. Promptly, from time to time, such other information, documents, records or reports respecting the Receivables or the conditions or operations, financial or otherwise, of the Originator as the Company, the Issuer or the Administrator may from time to time reasonably request in order to protect the interests of the Company, the Issuer or the Administrator under or as contemplated by the Transaction Documents.

      SECTION 6.3 Negative Covenants. Until the latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding or the date on which all other amounts owed by the Originator under this Agreement or the Receivables Purchase Agreement to the Seller, the Issuer, the Administrator and any other Indemnified Party or Affected Person shall be paid in full, the Originator agrees that, unless the

Servicer (on behalf of the Company) and the Administrator shall otherwise consent in writing, it shall not:

            (a) Sales, Liens, Etc. Except as otherwise provided herein or in any other Transaction Document, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Receivable or related Contract or Related Security, or any interest therein, or any Collections thereon, or assign any right to receive income in respect thereof.

            (b) Extension or Amendment of Receivables. Except as otherwise permitted in Section 4.2(a) of the Receivables Purchase Agreement, extend, amend or otherwise modify the terms of any Receivable in any material respect generated by it, or amend, modify or waive, in any material respect, any Contract related thereto (which term or condition relates to payments under, or the enforcement of, such Contract).

            (c) Change in Business or Credit and Collection Policy. Make any change in the character of its business or materially alter its Credit and Collection Policy (other than a change to the insurance provisions of any such policy), which change or alteration would, in either case, materially adversely change the credit standing required of particular Obligors or potential Obligors or impair the collectibility of a material portion of Receivables generated by it.

            (d) Receivables Not to be Evidenced by Promissory Notes or Chattel Paper. Take any action to cause or permit any Receivable generated by it to become evidenced by any "instrument" or "chattel paper" (as defined in the applicable UCC).

            (e) Mergers, Acquisitions, Sales, etc. (i) Be a party to any merger or consolidation, except a merger or consolidation where the Originator is the surviving entity, or (ii) directly or indirectly sell, transfer, assign, convey or lease (A) whether in one or a series of transactions, all or substantially all of its assets or (B) any Receivables or any interest therein (other than pursuant to this Agreement).

            (f) Lock-Box Banks. Make any changes in its instructions to Obligors regarding Collections or add or terminate any bank as a Lock-Box Bank unless the requirements of paragraph 2(g) of Exhibit IV to the Receivables Purchase Agreement have been met.

            (g) Accounting for Purchases. Account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as sales or contributions to capital of the Receivables and Related Rights by the Originator to the Company.

            (h) Transaction Documents. Enter into, execute, deliver or otherwise become bound by any agreement, instrument, document or other arrangement that restricts the right of the Originator to amend, supplement, amend and restate or otherwise modify, or to extend or renew, or to waive any right under, this Agreement or any other Transaction Document.

      SECTION 6.4 Substantive Consolidation. The Originator hereby acknowledges that this Agreement and the other Transaction Documents are being entered into in reliance upon the

Company's identity as a legal entity separate from the Originator and its Affiliates. Therefore, from and after the date hereof, the Originator shall take all reasonable steps necessary to make it apparent to third Persons that the Company is an entity with assets and liabilities distinct from those of the Originator and any other Person, and is not a division of the Originator, its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, the Originator shall take such actions as shall be required in order that:

            (a) except as provided for in Section 10.6, the Originator shall not be involved in the day to day management of the Company;

            (b) the Originator shall maintain separate corporate records and books of account from the Company and otherwise will observe corporate formalities and have a separate area from the Company for its business;

            (c) the financial statements and books and records of the Originator shall be prepared after the date of creation of the Company to reflect and shall reflect the separate existence of the Company; provided, that the Company's assets and liabilities may be included in a consolidated financial statement issued by an Affiliate of the Company; provided, however, all financial statements of UGI or any Affiliate thereof that are consolidated to include the Company will contain detailed notes clearly stating that (i) a special purpose corporation exists as a Subsidiary of UGI, (ii) the Originator has sold receivables and other related assets to such special purpose Subsidiary that, in turn, has sold undivided interests therein to certain financial institutions and other entities and (iii) that the special purpose Subsidiary's assets are not available to satisfy the obligations of UGI or any Affiliate;

            (d) except as permitted by the Receivables Purchase Agreement or this Agreement, (i) the Originator shall maintain its assets separately from the assets of the Company, and (ii) the Company's assets, and records relating thereto, have not been, are not, and shall not be, commingled with those of the Originator;

            (e) all of the Company's business correspondence and other communications shall be conducted in the Company's own name and on its own stationery;

            (f) the Originator shall not act as an agent for the Company, other than UGI in its capacity as the Servicer, and in connection therewith, shall present itself to the public as an agent for the Company and a legal entity separate from the Company;

            (g) the Originator shall not conduct any of the business of the Company in its own name;

            (h) except as provided in Section 10.6, the Originator shall not pay any liabilities of the Company out of its own funds or assets;

            (i) the Originator shall maintain an arm's-length relationship with the Company;

            (j) the Originator shall not assume or guarantee or become obligated for the debts of the Company or hold out its credit as being available to satisfy the obligations of the Company;

            (k) the Originator shall not acquire obligations of the Company;

            (l) the Originator shall allocate fairly and reasonably overhead or other expenses that are properly shared with the Company, including, without limitation, shared office space;

            (m) the Originator shall identify and hold itself out as a separate and distinct entity from the Company;

            (n) the Originator shall correct any known misunderstanding respecting its separate identity from the Company;

            (o) the Originator shall not enter into, or be a party to, any transaction with the Company, except in the ordinary course of its business and on terms which are intrinsically fair and not less favorable to it than would be obtained in a comparable arm's-length transaction with an unrelated third party; and

            (p) the Originator shall not pay the salaries of the Company's employees, if any.

The provisions of this Section 6.4 shall survive any termination of this Agreement for one year and one day after the latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding or the date on which all other amounts owed by the Originator under this Agreement or the Receivables Purchase Agreement to the Seller, the Issuer, the Administrator and any other Indemnified Party or Affected Person shall be paid in full.

                                  ARTICLE VII
                      ADDITIONAL RIGHTS AND OBLIGATIONS IN
                             RESPECT OF RECEIVABLES

      SECTION 7.1 Rights of the Company. The Originator hereby authorizes the Company, the Servicer or their respective designees to take any and all steps in the Originator's name necessary or desirable, in their respective determination, to collect on behalf of the Company all amounts due under any and all Receivables, including, without limitation, indorsing the name of the Originator on checks and other instruments representing Collections and enforcing such Receivables and the provisions of the related Contracts that concern payment and/or enforcement of rights to payment.

      SECTION 7.2 Responsibilities of the Originator. Anything herein to the contrary notwithstanding:

            (a) Collection Procedures. Within 30 days of the Closing Date, the Originator agrees to direct its respective Obligors to make payments of Receivables directly to a post office box related to the relevant Lock-Box Account at a Lock-Box Bank. The Originator further agrees to transfer any Collections that it receives directly to the Servicer (for the Company's account) within two (2) Business Days of receipt thereof, and agrees that all such Collections shall be deemed to be received in trust for the Company.

            (b) The Originator shall perform its obligations hereunder, and the exercise by the Company or its designee of its rights hereunder shall not relieve the Originator from such obligations.

            (c) None of the Company, the Servicer or the Administrator shall have any obligation or liability to any Obligor or any other third Person with respect to any Receivables, Contracts related thereto or any other related agreements, nor shall the Company, the Servicer, the Issuer or the Administrator be obligated to perform any of the obligations of the Originator thereunder.

            (d) The Originator hereby grants to the Servicer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take, upon the occurrence and continuation of a Purchase and Sale Termination Event, in the name of the Originator and on behalf of the Company all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by the Originator or transmitted or received by the Company (whether or not from the Originator) in connection with any Receivable and to take all other steps necessary to comply with its obligations as Servicer set forth in Article IV of the Receivables Purchase Agreement.

      SECTION 7.3 Further Action Evidencing Purchases. The Originator agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Servicer may reasonably request in order to perfect, protect or more fully evidence the Receivables and Related Rights purchased by or contributed to the Company hereunder, or to enable the Company to exercise or enforce any of its rights hereunder or under any other Transaction Document. Without limiting the generality of the foregoing, upon the request of the Servicer, the Originator will:

            (a) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate; and

            (b) mark the master data processing records that evidence or list
(i) such Receivables and (ii) related Contracts with the legend set forth in
Section 4.1(j).

The Originator hereby authorizes the Company or its designee to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Receivables and Related Rights now existing or hereafter generated by the Originator. If the Originator fails to perform any of its agreements or obligations under this Agreement, the Company or its designee may (but shall not be required to) itself perform, or cause the performance of, such agreement or obligation, and the expenses of the Company or its designee incurred in connection therewith shall be payable by the Originator as provided in Section 9.1.

      SECTION 7.4 Application of Collections. Any payment by an Obligor in respect of any amount owed by it to the Originator shall, except as otherwise specified by such Obligor or required by applicable law and unless otherwise instructed by the Servicer (with the prior written consent of the Administrator) or the Administrator, be applied as a Collection of any Receivable or Receivables of such Obligor to the extent of any amounts then due and payable thereunder (such application to be made starting with the oldest outstanding Receivable or Receivables) before being applied to any other indebtedness of such Obligor.

                                  ARTICLE VIII
                      PURCHASE AND SALE TERMINATION EVENTS

      SECTION 8.1 Purchase and Sale Termination Events. Each of the following events or occurrences described in this Section 8.1 shall constitute a "Purchase and Sale Termination Event":

            (a) A Termination Event (as defined in the Receivables Purchase Agreement) shall have occurred and, in the case of a Termination Event (other than one described in paragraph (f) of Exhibit V of the Receivables Purchase Agreement), the Administrator, shall have declared the Facility Termination Date to have occurred; or

            (b) The Originator shall fail to make any payment or deposit to be made by it hereunder when due and such failure shall remain unremedied for two
(2) Business Days; or

            (c) Any representation or warranty made or deemed to be made (pursuant to Section 4.2) by the Originator (or any of its officers) under or in connection with this Agreement, any other Transaction Documents, or any other written information or report delivered pursuant hereto or thereto shall prove to have been false or incorrect in any material respect when made or deemed made; provided, however, that if the violation of this paragraph (c) by the Originator may be cured without any potential or actual detriment to the Purchaser, the Administrator or any Program Support Provider, the Originator shall have 30 days from the earlier of (i) such Person's knowledge of such failure and (ii) notice to such Person of such failure to cure any such violation, before a Purchase and Sale Termination Event shall occur so long as such Person is diligently attempting to effect such cure; or

            (d) The Originator shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and such failure shall remain unremedied for 30 days after written notice thereof shall have been given by the Servicer to the Originator.

      SECTION 8.2 Remedies.

            (a) Optional Termination. Upon the occurrence of a Purchase and Sale Termination Event, the Company (and not the Servicer) shall have the option, by notice to the Originator (with a copy to the Administrator), to declare the Purchase Facility as terminated.

            (b) Remedies Cumulative. Upon any termination of the Purchase Facility pursuant to Section 8.2(a), the Company shall have, in addition to all other rights and remedies under this Agreement, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative.

                                   ARTICLE IX
                                 INDEMNIFICATION

      SECTION 9.1 Indemnities by the Originator. Without limiting any other rights which the Company may have hereunder or under applicable law, the Originator hereby agrees to indemnify the Company and each of its officers, directors, employees and agents (each of the foregoing Persons being individually called a "Purchase and Sale Indemnified Party"), forthwith on demand, from and against any and all damages, losses, claims, judgments, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively called "Purchase and Sale Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of the failure of the Originator to perform its obligations under this Agreement or any other Transaction Document, or arising out of the claims asserted against a Purchase and Sale Indemnified Party relating to the transactions contemplated herein or therein or the use of proceeds thereof or therefrom, excluding, however, (i) Purchase and Sale Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Purchase and Sale Indemnified Party, (ii) recourse with respect to any Receivable to the extent that such Receivable is uncollectible on account of insolvency, bankruptcy or lack of creditworthiness of the related Obligor (except as otherwise specifically provided under this Agreement) and (iii) any tax based upon or measured by net income property, or gross receipts. Without limiting the foregoing, the Originator shall indemnify each Purchase and Sale Indemnified Party for Purchase and Sale Indemnified Amounts relating to or resulting from:

            (a) the transfer by the Originator of an interest in any Receivable to any Person other than the Company;

            (b) the breach of any representation or warranty made by the Originator (or any of its officers) under or in connection with this Agreement or any other Transaction Document, or any written information or report delivered by the Originator pursuant hereto or thereto, which shall have been false or incorrect in any respect when made or deemed made;

            (c) the failure by the Originator to comply with any applicable law, rule or regulation with respect to any Receivable generated by the Originator or the related Contract, or the nonconformity of any Receivable generated by the Originator or the related Contract with any such applicable law, rule or regulation;

            (d) the failure to vest and maintain vested in the Company an ownership interest in the Receivables generated by the Originator free and clear of any Adverse Claim, other than an Adverse Claim arising solely as a result of an act of the Company, the Issuer or the Administrator whether existing at the time of the purchase or contribution of such Receivables or at any time thereafter;

            (e) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables or purported Receivables generated by the Originator, whether at the time of any purchase or contribution or at any subsequent time;

            (f) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable or purported Receivable generated by the Originator (including, without limitation, a defense based on such Receivable's or the related Contract's not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the services related to any such Receivable or the furnishing of or failure to furnish such services;

            (g) any product liability claim arising out of or in connection with services that are the subject of any Receivable generated by the Originator; and

            (h) any tax or governmental fee or charge (other than any tax excluded pursuant to clause (iii) in the proviso to the preceding sentence), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase or ownership of the Receivables generated by the Originator or any Related Security connected with any such Receivables.

If for any reason the indemnification provided above in this Section 9.1 is unavailable to a Purchase and Sale Indemnified Party or is insufficient to hold such Purchase and Sale Indemnified Party harmless, then the Originator, severally and for itself, shall contribute to the amount paid or payable by such Purchase and Sale Indemnified Party to the maximum extent permitted under applicable law.

                                   ARTICLE X
                                  MISCELLANEOUS

      SECTION 10.1 Amendments, etc.

            (a) The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and executed by the Company and the Originator (with the prior written consent of the Administrator).

            (b) No failure or delay on the part of the Company, the Servicer, the Originator or any third party beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Company, the Servicer or the Originator in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Company or the Servicer under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

            (c) The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings.

      SECTION 10.2 Notices, etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, via nationally recognized courier, or by facsimile, to the intended party at the mailing address or facsimile number of such party set forth under its name on the signature pages hereof or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective (i) if personally delivered, when received, (ii) if sent by certified mail three (3) Business Days after having been deposited in the mail, postage prepaid, (iii) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means (and shall be followed by a hard copy sent by first class mail), and (iv) if by nationally recognized overnight courier, the next Business Day.

      SECTION 10.3 No Waiver; Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, the Originator hereby authorizes the Company, at any time and from time to time, to the fullest extent permitted by law, to set off, against any obligations of the Originator to the Company arising in connection with the Transaction Documents (including, without limitation, amounts payable pursuant to Section 9.1) that are then due and payable or that are not then due and payable but are accruing in respect of the then current Settlement Period, any and all indebtedness at any time owing by the Company to or for the credit or the account of the Originator.

      SECTION 10.4 Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Company and the Originator and their respective successors and permitted assigns. The Originator may not assign any of its rights hereunder or any interest herein without the prior written consent of the Company, except as otherwise herein specifically provided. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree in writing. The rights and remedies with respect to any breach of any representation and warranty made by the Originator pursuant to Article V and the indemnification and payment provisions of Article IX and Section 10.6 shall be continuing and shall survive any termination of this Agreement.

      SECTION 10.5 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      SECTION 10.6 Costs, Expenses and Taxes. In addition to the obligations of the Originator under Article IX, the Originator, agrees to pay on demand:

            (a) to the Company (and any successor and permitted assigns thereof) all reasonable costs and expenses incurred by such Person in connection with the enforcement of this Agreement and the other Transaction Documents; and

            (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents to be delivered hereunder, and agrees to indemnify each Purchase and Sale Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

      SECTION 10.7 SUBMISSION TO JURISDICTION. EACH PARTY HERETO HEREBY IRREVOCABLY (a) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE OF NEW YORK OR THE FEDERAL COURT OF THE UNITED STATES FOR SOUTHERN DISTRICT OF NEW YORK, NEW YORK OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT; (b) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR UNITED STATES FEDERAL COURT; (c) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING; (d) IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PERSON AT ITS ADDRESS SPECIFIED IN SECTION 10.2; AND (e) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECTION 10.7 SHALL AFFECT THE COMPANY'S RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY ACTION OR PROCEEDING AGAINST THE ORIGINATOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTIONS.

      SECTION 10.8 WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND AGREES THAT (a) ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND (b) ANY PARTY HERETO (OR ANY ASSIGNEE OR THIRD PARTY BENEFICIARY OF THIS AGREEMENT) MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY.

      SECTION 10.9 Captions and Cross References; Incorporation by Reference. The various captions (including, without limitation, the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any underscored Section or Exhibit are to such Section or Exhibit of this Agreement, as the case may be. The Exhibits hereto are hereby incorporated by reference into and made a part of this Agreement.

      SECTION 10.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

      SECTION 10.11 Acknowledgment and Agreement. By execution below, the Originator expressly acknowledges and agrees that all of the Company's rights, title, and interests in, to, and under this Agreement (but not its obligations), shall be assigned by the Company pursuant to the Receivables Purchase Agreement, and the Originator consents to such assignment. Each of the parties hereto acknowledges and agrees that the Administrator, and the Issuer are third party beneficiaries of the rights of the Company arising hereunder and under the other Transaction Documents to which the Originator is a party.

      SECTION 10.12 No Proceeding. The Originator hereby agrees that it will not institute against, or cause to be instituted against, the Issuer, or join any other Person in instituting against the Issuer, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Insolvency Proceeding) so long as any Notes shall be outstanding or there shall have elapsed less than one year plus two days since the last day on which any such Notes shall have been outstanding.

      SECTION 10.13 Limited Recourse. Except as explicitly set forth herein, the obligations of the Company and the Originator under this Agreement or any other Transaction Documents to which each is a party are solely the obligations of the Company and each Originator. No recourse under any Transaction Document shall be had against, and no liability shall attach to, any officer, employee, director, or beneficiary, whether directly or indirectly, of the Company or the Originator; provided, however, that this Section shall not relieve any such Person of any liability it might otherwise have for its own gross negligence or willful misconduct.

                            [Signature Page Follows]

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                  ENERGY SERVICES FUNDING CORPORATION

                                  By:___________________________________________
                                       Name:____________________________________
                                       Title:___________________________________


                                  Address: Energy Services Funding Corporation 460 North Gulph Road, Suite 200 King of Prussia, PA 19406-2815


                                  Attention: Robert W.  Krick
                                  Telephone: (610) 337-1000 ext. 3141
                                  Facsimile: (610) 992-3259


                                  UGI ENERGY SERVICES, INC.

                                  By:___________________________________________
                                       Name:____________________________________
                                       Title:___________________________________


                                  Address:   UGI Energy Services, Inc.
                                             1100 Berkshire Boulevard, Suite 305
                                             Wyomissing, PA 19610


                                  Attention: Joseph L.  Hartz
                                  Telephone: (610) 373-7999 ext. 106
                                  Facsimile: (610) 374-4288


                                         S-1         Purchase and Sale Agreement
                                                                           (UGI)

                                                                    Schedule 5.6

                                   PROCEEDINGS

      Complaint of GASMARK against Columbia Gas of Pennsylvania, Inc. ("Columbia"), filed with the Public Utility Commission on July 19, 2001, regarding (i) the imposition of Operational Flow Orders and Operational Matching Orders, (ii) the imposition of penalties for the failure to deliver gas to Columbia's local market areas, and (iii) certain of Columbia's tariff provisions and business practices; Answer and new matter of Columbia filed on August 13, 2001, seeking unspecified sanctions against GASMARK for failure to honor its delivery obligations as a licensed supplier on the Columbia system.


                                 Schedule 5.6-2

                                                                  Schedule 5.14A

                    CHIEF EXECUTIVE OFFICE OF THE ORIGINATOR

                                       JURISDICTION OF
                                      ORGANIZATION AND                                     ORGANIZATIONAL
                                           TYPE OF                 CHIEF EXECUTIVE         IDENTIFICATION
        ORIGINATOR                     ORGANIZATION                    OFFICE                 NUMBER
        ----------                     ------------                    ------                 ------
UGI Energy Services, Inc.         Pennsylvania corporation       1100 Berkshire Blvd          2627451
                                                                 Suite 305
                                                                 Wyomissing, PA 19610


                                Schedule 5.14A-1

                                                                  Schedule 5.14B

                 LOCATION OF BOOKS AND RECORDS OF THE ORIGINATOR

ORIGINATOR                             LOCATION OF BOOKS AND RECORDS
----------                             -----------------------------

UGI Energy Services, Inc.              460 North Gulph Road
                                       King of Prussia, Pennsylvania  19406-2815

                                       100 Kachel Boulevard
                                       Suite 400
                                       Reading, Pennsylvania  19607

                                       1100 Berkshire Boulevard
                                       Suite 305
                                       Wyomissing, Pennsylvania  19610


                                Schedule 5.14B-1

                                                                   Schedule 5.15

                                   TRADE NAMES

LEGAL NAME                                   TRADE NAMES
----------                                   -----------

UGI Energy Services, Inc.                    GASMARK

                                             POWERMARK


                                Schedule 5.15-1

                                                                       Exhibit A

                             FORM OF PURCHASE REPORT

      Originator:

      Purchaser:         Energy Services Funding Corporation

      Payment Date:

      1.    Outstanding Balance of Receivables Purchased:

      2.    Fair Market Value Discount:

            1 / {1+ [(Prime Rate + 0.25%) x Turnover Rate]}
                                            _____________
                                                 12

            Where:

            Prime Rate   =   __________

            Turnover Rate = ___________

      3.    Purchase Price (1 x 2) = $ __________



                                  Exhibit A-1

                                                                       Exhibit B

                       FORM OF SUBORDINATED COMPANY NOTE

                                                                      __________
                                                                _________, 200__

      FOR VALUE RECEIVED, the undersigned, Energy Services Funding Corporation, a Delaware corporation ("Company"), promises to pay to UGI Energy Services Inc., a Pennsylvania corporation (the "Originator"), on the terms and subject to the conditions set forth herein and in the Purchase and Sale Agreement referred to below, the aggregate unpaid Purchase Price of all Receivables purchased by the Company from the Originator pursuant to such Purchase and Sale Agreement, as such unpaid Purchase Price is shown in the records of the Servicer.

      1. Purchase and Sale Agreement. This Company Note is one of the Company Notes described in, and is subject to the terms and conditions set forth in, that certain Purchase and Sale Agreement of even date herewith (as the same may be amended, supplemented, amended and restated or otherwise modified in accordance with its terms, the "Purchase and Sale Agreement"), between the Company and the Originator. Reference is hereby made to the Purchase and Sale Agreement for a statement of certain other rights and obligations of the Company and the Originator.

      2. Definitions. Capitalized terms used (but not defined) herein have the meanings assigned thereto in Exhibit I to the Receivables Purchase Agreement (as defined in the Purchase and Sale Agreement). In addition, as used herein, the following terms have the following meanings:

      "Bankruptcy Proceedings" has the meaning set forth in clause (b) of paragraph 9 hereof.

      "Final Maturity Date" means the Payment Date immediately following the date that falls one hundred twenty one (121) days after the Purchase and Sale Termination Date.

      "Interest Period" means the period from and including a Settlement Date (or, in the case of the first Interest Period, the date hereof) to but excluding the next Settlement Date.

      "Prime Rate" has the meaning assigned thereto in the Purchase and Sale Agreement.

      "Receivables Purchase Agreement" means the Receivables Purchase Agreement, dated as of November 30, 2001, entered into among Energy Services Funding Corporation, UGI Energy Services, Inc., Market Street Funding Corporation and PNC Bank, National Association, as may be amended, amended and restated, supplemented or otherwise modified from time to time.

      "Senior Interests" means, collectively, (i) all accrued and unpaid Discount, (ii) all fees payable by the Company to the Senior Interest Holders pursuant to the Receivables Purchase Agreement, (iii) all amounts payable pursuant to Section 1.7 and 1.8 of the Receivables Purchase Agreement, (iv) the aggregate Capital and (v) all other obligations owed by the Company to the


                                  Exhibit B-1

Senior Interest Holders under the Receivables Purchase Agreement and other Transaction Documents that are due and payable, together with any and all interest and Discount accruing on any such amount after the commencement of any Bankruptcy Proceedings, notwithstanding any provision or rule of law that might restrict the rights of any Senior Interest Holder, as against the Company or anyone else, to collect such interest.

      "Senior Interest Holders" means, collectively, the Issuer, the Administrator and the Indemnified Parties.

      "Subordination Provisions" means, collectively, clauses (a) through (l) of paragraph 9 hereof.

      "One-Month LIBOR Rate" means, for any Interest Period, the rate set forth for "one month" under "London Interbank Offered Rates (Libor):" as published in the Wall Street Journal on the first day of such Interest Period.

      3. Interest. Subject to the Subordination Provisions set forth below, the Company promises to pay interest on this Company Note as follows:

            (a) Prior to the Final Maturity Date, the aggregate unpaid Purchase Price from time to time outstanding during any Interest Period shall bear interest at a rate per annum equal to the One-Month LIBOR Rate for such Interest Period as determined by the Servicer; and

            (b) From (and including) the Final Maturity Date to (but excluding) the date on which the entire aggregate unpaid Purchase Price payable to the Originator is fully paid, such aggregate unpaid Purchase Price from time to time outstanding shall bear interest at a rate per annum equal to the Prime Rate.

      4. Interest Payment Dates. Subject to the Subordination Provisions set forth below, the Company shall pay accrued interest on this Company Note on each Settlement Date, and shall pay accrued interest on the amount of each principal payment made in cash on a date other than a Settlement Date at the time of such principal payment.

      5. Basis of Computation. Interest accrued hereunder that is computed by reference to the One-Month LIBOR Rate shall be computed for the actual number of days elapsed on the basis of a 360-day year, and interest accrued hereunder that is computed by reference to the rate described in paragraph 3(b) of this Company Note shall be computed for the actual number of days elapsed on the basis of a 365- or 366-day year.

      6. Principal Payment Dates. Subject to the Subordination Provisions set forth below, payments of the principal amount of this Company Note shall be made as follows:

            (a) The principal amount of this Company Note shall be reduced by an amount equal to each payment deemed made pursuant to Section 3.3 of the Purchase and Sale Agreement; and


                                  Exhibit B-2

            (b) The entire remaining unpaid Purchase Price of all Receivables purchased by the Company from the Originator pursuant to the Purchase and Sale Agreement shall be due and payable on the Final Maturity Date.

      Subject to the Subordination Provisions set forth below, the principal amount of and accrued interest on this Company Note may be prepaid on any Business Day without premium or penalty.

      7. Payment Mechanics. All payments of principal and interest hereunder are to be made in lawful money of the United States of America.

      8. Enforcement Expenses. In addition to and not in limitation of the foregoing, but subject to the Subordination Provisions set forth below and to any limitation imposed by applicable law, the Company agrees to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the Originator in seeking to collect any amounts payable hereunder which are not paid when due.

      9. Subordination Provisions. The Company covenants and agrees, and the Originator and any other holder of this Company Note (collectively, the Originator and any such other holder are called the "Holder"), by its acceptance of this Company Note, likewise covenants and agrees on behalf of itself and any holder of this Company Note, that the payment of the principal amount of and interest on this Company Note is hereby expressly subordinated in right of payment to the payment and performance of the Senior Interests to the extent and in the manner set forth in the following clauses of this paragraph 9:

            (a) No payment or other distribution of the Company's assets of any kind or character, whether in cash, securities, or other rights or property, shall be made on account of this Company Note except to the extent such payment or other distribution is (i) permitted under paragraph 1(n) of Exhibit IV of the Receivables Purchase Agreement or (ii) made pursuant to clause (a) or (b) of paragraph 6 of this Company Note;

            (b) In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar event relating to the Company, whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Company or any sale of all or substantially all of the assets of the Company other than as permitted by the Purchase and Sale Agreement (such proceedings being herein collectively called "Bankruptcy Proceedings"), the Senior Interests shall first be paid and performed in full and in cash before the Originator shall be entitled to receive and to retain any payment or distribution in respect of this Company Note. In order to implement the foregoing during any Bankruptcy Proceeding: (i) all payments and distributions of any kind or character in respect of this Company Note to which Holder would be entitled except for this clause (b) shall be made directly to the Administrator (for the benefit of the Senior Interest Holders); (ii) Holder shall promptly file a claim or claims, in the form required in any Bankruptcy Proceedings, for the full outstanding amount of this Company Note, and shall use commercially reasonable efforts to cause said claim or claims to be approved and all payments and other distributions in respect thereof to be made directly to the Administrator (for the benefit of the Senior Interest Holders)

                                  Exhibit B-3
until the Senior Interests shall have been paid and performed in full and in cash; and (iii) Holder hereby irrevocably agrees that the Issuer (or the Administrator acting on the Issuer's behalf), in the name of Holder or otherwise, may demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file, prove and vote or consent in any such Bankruptcy Proceedings with respect to any and all claims of Holder relating to this Company Note, in each case until the Senior Interests shall have been paid and performed in full and in cash;

            (c) In the event that Holder receives any payment or other distribution of any kind or character from the Company or from any other source whatsoever, in respect of this Company Note, other than as expressly permitted by the terms of this Company Note, such payment or other distribution shall be received in trust for the Senior Interest Holders and shall be turned over by Holder to the Administrator (for the benefit of the Senior Interest Holders) forthwith. Holder will mark its books and records so as clearly to indicate that this Company Note is subordinated in accordance with the terms hereof. All payments and distributions received by the Administrator in respect of this Company Note, to the extent received in or converted into cash, may be applied by the Administrator (for the benefit of the Senior Interest Holders) first to the payment of any and all expenses (including reasonable attorneys' fees and legal expenses) paid or incurred by the Senior Interest Holders in enforcing these Subordination Provisions, or in endeavoring to collect or realize upon this Company Note, and any balance thereof shall, solely as between the Originator and the Senior Interest Holders, be applied by the Administrator (in the order of application set forth in Section 1.4(d)(ii) of the Receivables Purchase Agreement) toward the payment of the Senior Interests; but as between the Company and its creditors, no such payments or distributions of any kind or character shall be deemed to be payments or distributions in respect of the Senior Interests;

            (d) Notwithstanding any payments or distributions received by the Senior Interest Holders in respect of this Company Note, while any Bankruptcy Proceedings are pending Holder shall not be subrogated to the then existing rights of the Senior Interest Holders in respect of the Senior Interests until the Senior Interests have been paid and performed in full and in cash. If no Bankruptcy Proceedings are pending, Holder shall only be entitled to exercise any subrogation rights that it may acquire (by reason of a payment or distribution to the Senior Interest Holders in respect of this Company Note) to the extent that any payment arising out of the exercise of such rights would be permitted under paragraph 1(n) of Exhibit IV of the Receivables Purchase Agreement;

            (e) These Subordination Provisions are intended solely for the purpose of defining the relative rights of Holder, on the one hand, and the Senior Interest Holders on the other hand. Nothing contained in these Subordination Provisions or elsewhere in this Company Note is intended to or shall impair, as between the Company, its creditors (other than the Senior Interest Holders) and Holder, the Company's obligation, which is unconditional and absolute, to pay Holder the principal of and interest on this Company Note as and when the same shall become due and payable in accordance with the terms hereof or to affect the relative rights of Holder and creditors of the Company (other than the Senior Interest Holders);

            (f) Holder shall not, until the Senior Interests have been paid and performed in full and in cash, (i) cancel, waive, forgive, transfer or assign, or commence legal proceedings to enforce or collect, or subordinate to any obligation of the Company, howsoever created,

                                  Exhibit B-4
arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, other than the Senior Interests, this Company Note or any rights in respect hereof or (ii) convert this Company
Note into an equity interest in the Company, unless Holder shall have received the prior written consent of the Administrator and the Issuer in each case;

            (g) Holder shall not, without the advance written consent of the Administrator and the Issuer, commence, or join with any other Person in commencing, any Bankruptcy Proceedings with respect to the Company until at least one year and one day shall have passed since the Senior Interests shall have been paid and performed in full and in cash;

            (h) If, at any time, any payment (in whole or in part) of any Senior Interest is rescinded or must be restored or returned by a Senior Interest Holder (whether in connection with Bankruptcy Proceedings or otherwise), these Subordination Provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made;

            (i) Each of the Senior Interest Holders may, from time to time, at its sole discretion, without notice to Holder, and without waiving any of its rights under these Subordination Provisions, take any or all of the following actions: (i) retain or obtain an interest in any property to secure any of the Senior Interests; (ii) retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to any of the Senior Interests; (iii) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Interests, or release or compromise any obligation of any nature with respect to any of the Senior Interests; (iv) amend, supplement, amend and restate, or otherwise modify any Transaction Document; and (v) release its security interest in, or surrender, release or permit any substitution or exchange for all or any part of any rights or property securing any of the Senior Interests, or extend or renew for one or more periods (whether or not longer than the original period), or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such rights or property;

            (j) Holder hereby waives: (i) notice of acceptance of these Subordination Provisions by any of the Senior Interest Holders; (ii) notice of the existence, creation, non-payment or non-performance of all or any of the Senior Interests; and (iii) all diligence in enforcement, collection or protection of, or realization upon, the Senior Interests, or any thereof, or any security therefor;

            (k) Each of the Senior Interest Holders may, from time to time, on the terms and subject to the conditions set forth in the Transaction Documents to which such Persons are party, but without notice to Holder, assign or transfer any or all of the Senior Interests, or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Senior Interests shall be and remain Senior Interests for the purposes of these Subordination Provisions, and every immediate and successive assignee or transferee of any of the Senior Interests or of any interest of such assignee or transferee in the Senior Interests shall be entitled to the benefits of these Subordination Provisions to the same extent as if such assignee or transferee were the assignor or transferor; and


                                  Exhibit B-5

            (l) These Subordination Provisions constitute a continuing offer from the holder of this Company Note to all Persons who become the holders of, or who continue to hold, Senior Interests; and these Subordination Provisions are made for the benefit of the Senior Interest Holders, and the Administrator may proceed to enforce such provisions on behalf of each of such Persons.

      10. General. No failure or delay on the part of the Originator in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Company Note shall in any event be effective unless (i) the same shall be in writing and signed and delivered by the Company and Holder and
(ii) all consents required for such actions under the Transaction Documents shall have been received by the appropriate Persons.

      11. Maximum Interest. Notwithstanding anything in this Company Note to the contrary, the Company shall never be required to pay unearned interest on any amount outstanding hereunder and shall never be required to pay interest on the principal amount outstanding hereunder at a rate in excess of the maximum interest rate that may be contracted for, charged or received under applicable federal or state law (such maximum rate being herein called the "Highest Lawful Rate"). If the effective rate of interest which would otherwise by payable under this Company Note would exceed the Highest Lawful Rate, or if the holder of this Company Note shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by the Company under this Company Note to a rate in excess of the Highest Lawful Rate, then (i) the amount of interest which would otherwise by payable by the Company under this Company Note shall be reduced to the amount allowed by applicable law, and (ii) any unearned interest paid by the Company or any interest paid by the Company in excess of the Highest Lawful Rate shall be refunded to the Company. Without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by the Originator under this Company Note that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate applicable to the Originator (such Highest Lawful Rate being herein called the "Originator's Maximum Permissible Rate") shall be made, to the extent permitted by usury laws applicable to the Originator (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the actual period during which any amount has been outstanding hereunder all interest at any time contracted for, charged or received by the Originator in connection herewith. If at any time and from time to time (i) the amount of interest payable to the Originator on any date shall be computed at the Originator's Maximum Permissible Rate pursuant to the provisions of the foregoing sentence and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Originator would be less than the amount of interest payable to the Originator computed at the Originator's Maximum Permissible Rate, then the amount of interest payable to the Originator in respect of such subsequent interest computation period shall continue to be computed at the Originator's Maximum Permissible Rate until the total amount of interest payable to the Originator shall equal the total amount of interest which would have been payable to the Originator if the total amount of interest had been computed without giving effect to the provisions of the foregoing sentence.


                                  Exhibit B-6

      12. No Negotiation. This Company Note is not negotiable except that is may be assigned to any Affiliate of the Originator.

      13. GOVERNING LAW. THIS COMPANY NOTE HAS BEEN DELIVERED IN THE STATE OF NEW YORK, AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

      14. Captions. Paragraph captions used in this Company Note are for convenience only and shall not affect the meaning or interpretation of any provision of this Company Note.

                            [signature page follows]


                                  Exhibit B-7

                                             ENERGY SERVICES FUNDING
                                             CORPORATION

                                             By:________________________________
                                                Name:___________________________
                                                Title:__________________________


                                  Exhibit B-8

                                                                       Exhibit C

                    FORM OF ORIGINATOR ASSIGNMENT CERTIFICATE

                        ORIGINATOR ASSIGNMENT CERTIFICATE

      Reference is made to the Purchase and Sale Agreement of even date herewith (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, the "Purchase and Sale Agreement") between the undersigned and Energy Services Funding Corporation (the "Company"). Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Purchase and Sale Agreement or in Exhibit I to the Receivables Purchase Agreement (as defined in the Purchase and Sale Agreement), as applicable.

      The undersigned hereby sells, assigns and transfers unto the Company and its successors and assigns all right, title and interest of the undersigned in and to:

            (a) each Receivable of the undersigned that existed and was owing to the undersigned as of the Cut-off Date other than Receivables contributed pursuant to Section 3.1 of the Purchase and Sale Agreement;

            (b) each Receivable generated by the undersigned from and including the Cut-off Date to and including the Purchase and Sale Termination Date (other than any Receivable later contributed pursuant to the second sentence of Section 3.1(a) of the Purchase and Sale Agreement);

            (c) all rights of the undersigned to, but not the obligations under, all Related Security;

            (d) all monies due or to become due to the undersigned with respect to any of the foregoing;

            (e) all books and records of the undersigned related to any of the foregoing, and all rights, remedies, powers, privileges, title and interest of the undersigned in each lock-box and related lock-box address and account to which Collections are sent, all amounts on deposit therein, all certificates and instruments, if any, from time to time evidencing such accounts and amounts on deposit therein, and all related agreements between the undersigned and each Lock-Box Bank; and

            (f) all collections and other proceeds and products of any of the foregoing (as defined in the applicable UCC) that are or were received by the undersigned on or after the Cut-off Date, including, without limitation, all funds which either are received by the undersigned, the Company or the Servicer from or on behalf of the Obligors in payment of any amounts owed (including, without limitation, invoice price, finance charges, interest and all other charges) in respect of Receivables, or are applied to such amounts owed by the Obligors (including, without limitation, insurance payments that the undersigned or the Servicer applies in the ordinary course of its business to amounts


                                  Exhibit C-1
owed in respect of any Receivable, and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligors in respect of Receivables or any other parties directly or indirectly liable for payment of such Receivables).

      This Originator Assignment Certificate is made without recourse but on the terms and subject to the conditions set forth in the Transaction Documents to which the undersigned is a party. The undersigned acknowledges and agrees that the Company and its successors and assigns are accepting this Originator Assignment Certificate in reliance on the representations, warranties and covenants of the undersigned contained in the Transaction Documents to which the undersigned is a party.

      THIS ORIGINATOR ASSIGNMENT CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE PURCHASE AND SALE AGREEMENT AND THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                            [signature page follows]


                                  Exhibit C-2

      IN WITNESS WHEREOF, the undersigned has caused this Originator Assignment Certificate to be duly executed and delivered by its duly authorized officer this ___ day of _____________, 200__.

                                             [ORIGINATOR]

                                             By:________________________________
                                                Name:___________________________
                                                Title:__________________________



                                  Exhibit C-3

                                                                       Exhibit D

                            FORM OF JOINDER AGREEMENT

      THIS JOINDER AGREEMENT, dated as of ___________, 20__ (this "Agreement") is executed by__________, a corporation organized under the laws of __________ (the "Additional Seller"), with its principal place of business located at
__________.

                                   BACKGROUND:

      A. Energy Services Funding Corporation (the "Buyer") and UGI Energy Services, Inc. (the "Seller") have entered into that certain Purchase and Sale Agreement, dated as of November 30, 2001 (as amended through the date hereof, and as it may be further amended from time to time, the "Purchase and Sale Agreement").

      B. The Additional Seller desires to become a Seller pursuant to Section
4.3 of the Purchase and Sale Agreement.

      NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Additional Seller hereby agrees as follows:

      SECTION 1. Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned thereto in the Purchase and Sale Agreement or in the Receivables Purchase Agreement (as defined in the Purchase and Sale Agreement).

      SECTION 2. Transaction Documents. The Additional Seller hereby agrees that it shall be bound by all of the terms, conditions and provisions of, and shall be deemed to be a party to (as if it were an original signatory to), the Purchase and Sale Agreement and each of the other relevant Transaction Documents. From and after the later of the date hereof and the date that the Additional Seller has complied with all of the requirements of Section 4.3 of the Purchase and Sale Agreement, the Additional Seller shall be a Seller for all purposes of the Purchase and Sale Agreement and all other Transaction Documents. The Additional Seller hereby acknowledges that it has received copies of the Purchase and Sale Agreement and the other Transaction Documents.

      SECTION 3. Representations and Warranties. The Additional Seller hereby makes all of the representations and warranties set forth in Article V (to the extent applicable) of the Purchase and Sale Agreement as of the date hereof (unless such representations or warranties relate to an earlier date, in which as of such earlier date), as if such representations and warranties were fully set forth herein. The Additional Seller hereby represents and warrants that the chief place of business and chief executive office of the Additional Seller, and the offices where the Additional Seller keeps all of its Records and Related Security is as follows:

            _________________________________

            _________________________________

            _________________________________


                                  Exhibit D-1

      The Additional Seller hereby represents and warrants that it is a [CORPORATION], [LIMITED LIABILITY COMPANY] [LIMITED PARTNERSHIP] organized in __________ and its organizational number is ___________________.

      SECTION 4. Miscellaneous. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York. This Agreement is executed by the Additional Seller for the benefit of the Buyer, and its assigns, and each of the foregoing parties may rely hereon. This Agreement shall be binding upon, and shall inure to the benefit of, the Additional Seller and its successors and permitted assigns.

                            [Signature Page Follows]


                                  Exhibit D-2

      IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed by its duly authorized officer as of the date and year first above written.

                                             [NAME OF ADDITIONAL SELLER]

                                             By:________________________________
                                                Name:___________________________
                                                Title:__________________________



Consented to

ENERGY SERVICES FUNDING CORPORATION

By:________________________________
   Name:___________________________
   Title:__________________________

PNC BANK, NATIONAL ASSOCIATION,
as Administrator

By:________________________________
   Name:___________________________
   Title:__________________________


                                  Exhibit D-3

                                TABLE OF CONTENTS

                                                                                   Page
                                    ARTICLE I

                         AGREEMENT TO PURCHASE AND SELL

SECTION 1.1     Agreement To Purchase and Sell..................................     1

SECTION 1.2     Timing of Purchases.............................................     2

SECTION 1.3     Consideration for Purchases.....................................     3

SECTION 1.4     Purchase and Sale Termination Date..............................     3

SECTION 1.5     Intention of the Parties........................................     3

                                   ARTICLE II

                 PURCHASE REPORT; CALCULATION OF PURCHASE PRICE

SECTION 2.1     Purchase Report.................................................     3

SECTION 2.2     Calculation of Purchase Price...................................     4

                                   ARTICLE III

                            PAYMENT OF PURCHASE PRICE

SECTION 3.1     Contribution of Receivables and Initial Purchase Price Payment..     4

SECTION 3.2     Subsequent Purchase Price Payments..............................     5

SECTION 3.3     Settlement as to Specific Receivables and Dilution..............     5

SECTION 3.4     Reconveyance of Receivables.....................................     6

                                   ARTICLE IV

                             CONDITIONS OF PURCHASES

SECTION 4.1     Conditions Precedent to Initial Purchase........................     6

SECTION 4.2     Certification as to Representations and Warranties..............     8

SECTION 4.3     Additional Originators..........................................     8

                                    ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF THE ORIGINATOR

SECTION 5.1     Organization and Valid Subsistence..............................     9

SECTION 5.2     Due Qualification...............................................     9

SECTION 5.3     Power and Authority; Due Authorization..........................     9

SECTION 5.4     Valid Sale; Binding Obligations.................................     9

SECTION 5.5     No Violation....................................................     9

SECTION 5.6     Proceedings.....................................................    10

                                TABLE OF CONTENTS
                                   (continued)

                                                                                   Page
SECTION 5.7     Bulk Sales Acts.................................................    10

SECTION 5.8     Government Approvals............................................    10

SECTION 5.9     Financial Condition.............................................    10

SECTION 5.10    Licenses, Contingent Liabilities, and Labor Controversies.......    10

SECTION 5.11    Margin Regulations..............................................    11

SECTION 5.12    Quality of Title................................................    11

SECTION 5.13    Accuracy of Information.........................................    11

SECTION 5.14    Offices.........................................................    11

SECTION 5.15    Trade Names.....................................................    11

SECTION 5.16    Taxes...........................................................    12

SECTION 5.17    Compliance with Applicable Laws.................................    12

SECTION 5.18    Reliance on Separate Legal Identity.............................    12

SECTION 5.19    Investment Company..............................................    12

SECTION 5.20    Valid Contracts.................................................    12

                                   ARTICLE VI

                           COVENANTS OF THE ORIGINATOR

SECTION 6.1     Affirmative Covenants...........................................    12

SECTION 6.2     Reporting Requirements..........................................    14

SECTION 6.3     Negative Covenants..............................................    14

SECTION 6.4     Substantive Consolidation.......................................    15

                                   ARTICLE VII

           ADDITIONAL RIGHTS AND OBLIGATIONS IN RESPECT OF RECEIVABLES

SECTION 7.1     Rights of the Company...........................................    17

SECTION 7.2     Responsibilities of the Originator..............................    17

SECTION 7.3     Further Action Evidencing Purchases.............................    18

SECTION 7.4     Application of Collections......................................    19

                                  ARTICLE VIII

                      PURCHASE AND SALE TERMINATION EVENTS

SECTION 8.1     Purchase and Sale Termination Events............................    19

SECTION 8.2     Remedies........................................................    19

                                TABLE OF CONTENTS
                                   (continued)

                                                                                   Page
                                   ARTICLE IX

                                 INDEMNIFICATION

SECTION 9.1     Indemnities by the Originator...................................    20

                                    ARTICLE X

                                  MISCELLANEOUS

SECTION 10.1    Amendments, etc.................................................    21

SECTION 10.2    Notices, etc....................................................    22

SECTION 10.3    No Waiver; Cumulative Remedies..................................    22

SECTION 10.4    Binding Effect; Assignability...................................    22

SECTION 10.5    Governing Law...................................................    22

SECTION 10.6    Costs, Expenses and Taxes.......................................    22

SECTION 10.7    SUBMISSION TO JURISDICTION......................................    23

SECTION 10.8    WAIVER OF JURY TRIAL............................................    23

SECTION 10.9    Captions and Cross References; Incorporation by Reference.......    23

SECTION 10.10   Execution in Counterparts.......................................    24

SECTION 10.11   Acknowledgment and Agreement....................................    24

SECTION 10.12   No Proceeding...................................................    24

SECTION 10.13   Limited Recourse................................................    24

                                    SCHEDULES

Schedule 5.6      Proceedings

Schedule 5.14A    Chief Executive Office of the Originator

Schedule 5.14B    Location of Books and Records of the Originator

Schedule 5.15     Trade Names

                                    EXHIBITS

Exhibit A         Form of Purchase Report

Exhibit B         Form of Subordinated Company Note

Exhibit C         Form of Originator Assignment Certificate

Exhibit D         Form of Joinder Agreement